Exhibit 10.22

SEVERANCE AGREEMENT

THIS AGREEMENT is entered into as of October 25, 2005 between Gregg Appliances, Inc., an Indiana corporation (the “Company”), and Donald J. B. Van der Wiel (“Executive”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, in connection with the Executive’s employment as Chief Financial Officer of the Company, the Company and Executive wish to set forth the terms of the Executive’s severance benefit and protection in the event Executive’s employment is terminated without Cause (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Employment and Duties.

(a) General. The Company hereby employs Executive, and Executive agrees, upon the terms and conditions herein set forth, to serve as the Company’s Chief Financial Officer. In such capacity, Executive shall perform such duties as may be delineated in the by-laws of the Company, and such other duties as may be assigned to Executive from time to time by the Company’s Board of Directors or its Chief Executive Officer.

2. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive as compensation for services rendered hereunder:

(a) Base Salary. The Company shall pay to Executive an annual base salary (the “Base Salary”) at the rate of $225,000 per annum, payable in accordance with the

Company’s then current payroll practice. The Base Salary shall be reviewed annually and may be increased in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), with the advice and input of the Chief Executive Officer of the Company. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

(b) Bonus. Executive shall be eligible for a bonus target of $200,000 per year paid annually based on achieving specific company goals as established by the Board of Directors. For the period beginning on October 31, 2005 and ending on March 31, 2006, Executive will be guaranteed a minimum bonus of $100,000.

(c) Executive Benefit Plans. At all times during the Period, Executive shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements (the “Plans”) that are generally made available to executives of the Company, and such other Plans, if any, as may be deemed appropriate by the Compensation Committee acting in its sole discretion.

3. Term. This Agreement shall continue indefinitely until Executive terminates his employment with the Company or the Company terminates Executive’s employment with the Company, provided that the provisions of Section 6 shall survive any termination of this Agreement.

4. Termination of Employment.

(a) Termination for Cause.

(i) If Executive’s employment is terminated by the Company for Cause, as defined in subparagraph 4(a)(ii), Executive shall not be eligible to receive Base Salary under subparagraph 2(a) or to participate in any Plans under subparagraph

2(c) after the date of such termination or any other future periods after the date of such termination except for the right to receive benefits which have become vested under any Plan in accordance with the terms of such Plan. In addition, Executive shall not be eligible to receive any bonus described in subparagraph 2(b) for the Company’s fiscal year during which the date of termination occurs and any later year.

(ii) Termination for “Cause” shall mean termination of Executive’s employment with the Company by the Company’s Board of Directors because of (a) Executive’s repeated failures to perform his duties in a manner reasonably consistent with the criteria established by the Board of Directors of the Company or the Chief Executive Officer and communicated to Executive; provided, however, that the termination pursuant to this clause shall be preceded by a written notice providing a reasonable opportunity for Executive to correct his conduct, if the conduct in question can be corrected, (b) conduct on the part of the Executive that constituted a breach of any statutory, contractual, or common law duty of loyalty or care owed to the Company, or other conduct on the part of the Executive that demonstrated dishonesty or deceit in his dealings with the Company, (c) misconduct by Executive which was material to the performance of his duties to the Company, including, without limitation, the disclosure of Confidential Information or a breach of noncompetition or non-solicitation obligations, or (d) the commission by Executive of any crime involving moral turpitude or any felony.

(iii) The date of termination of employment by the Company under this paragraph 4(a) shall be the date specified in a written notice of termination (which date shall be no earlier than the date of furnishing such notice), or if no such date is specified therein, the date of receipt by Executive of such written notice of termination.

(b) Termination Without Cause.

(i) Subject to the provisions of subparagraph 4(b)(v), if, Executive’s employment is terminated by the Company without Cause, Executive shall be entitled to receive, as “Severance Benefits”, his current Base Salary for a period of 12 months following his departure from the Company. Executive shall not be eligible to participate in any Plans after the date of termination or any future period except for the right to receive benefits which have vested under any Plan in accordance with the terms of such Plan and Executive shall not be eligible to receive any bonus described in Subparagraph 2(b) for the Company’s fiscal year during which the date of termination occurs and any later year.

(ii) The date of termination of employment by the Company under this paragraph 4(b) shall be the date specified in a written notice of termination to Executive (which date shall be no earlier than the date of furnishing such notice) or, if no such date is specified therein, the date on which such notice is given to Executive.

(iii) Severance Benefits representing Base Salary continuation shall be paid in accordance with the Company’s then current payroll practice commencing on the next payroll date following the date of the termination of Executive’s employment under subparagraph 4(b).

(c) Termination by Executive. If Executive resigns or otherwise terminates his employment (including as a result of death or disability) with the Company he shall have no right to receive any Base Salary continuation or other severance benefits. Executive shall not be eligible to participate in any Plans except for the right to receive benefits which have vested under any Plan and Executive shall not be eligible to receive any bonus described in paragraph 2(b) for the Company’s fiscal year during which the date of termination occurs and any later year.

5. Secrecy and Noncompetition.

(a) Secrecy. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire or has acquired confidential information and trade secrets concerning the operations of the Company or its affiliates, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive’s obligations to the Company hereunder, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessors to its business, or use any such information to the detriment of the Company, or any of its affiliates. The term “confidential information” includes, without limitation, information not previously disclosed to the public or to the trade by the Company’s management with respect to the Company’s or its subsidiaries’ or affiliates’ business plans, prospects and opportunities, the identity of clients, suppliers or customers, information regarding operational strengths and weaknesses, trade secrets, know-how and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, marketing plans or strategies, and financial information. “Confidential information” does not include information in the public domain, so long as such information did not become part of the public domain through the actions of Executive. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(a) are perpetual and, in any case, shall extend beyond the Executive’s employment hereunder.

(b) Exclusive Property. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not, without the consent of the Company, retain copies of any written materials not previously made available to the public, including but not limited to records and documents made by Executive or coming into his possession concerning the business or affairs of the Company. Executive may retain records relating exclusively to the terms and conditions of his employment relationship with the Company. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(b) are perpetual and, in any case, shall extend beyond the Executive’s employment hereunder.

6. Nonassignability; Binding Agreement. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by Executive without the Company’s prior written consent; provided, however, that nothing in this paragraph shall preclude Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or the executors, administrators, or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive’s heirs and the personal representatives’ of Executive’s estate.

7. Severability. If a final and binding (on Executive and the Company) determination of a court of competent jurisdiction is made that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the court shall limit the application of such term or provision or modify such term or provision and proceed to enforce such term or provision as so limited or modified, which limited or modified term or provision will be effective, binding, and enforceable against Executive.

8. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

9. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Indiana.

10. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address last known to the Company, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of the Board of Directors of the Company. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

11. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both such counterparts shall together constitute one and the same instrument.

12. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13. Withholding Tax. The Company shall be entitled to deduct or withhold from any payment made hereunder all Federal, state and local taxes which the Company is required by law to deduct or withhold therefrom.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused the Agreement to be signed by its officer pursuant to the authority of its Board of Directors, and Executive has executed this Agreement, as of the day and year first written above.

GREGG APPLIANCES, INC.		DONALD J. B. VAN DER WIEL

By	/s/ Jerry W. Throgmartin	/s/ Donald J. B. Van der Wiel
	Jerry W. Throgmartin	Donald J. B. Van der Wiel
Chairman and Chief Executive Officer

9